EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 9, 2015 (September 14, 2015 as to Note 18) relating to the consolidated financial statements of Penumbra, Inc. appearing in the Company’s Registration Statement No. 333-206412 on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

September 17, 2015